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                                                                    EXHIBIT 3.10

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           LOUISIANA DOCK COMPANY LLC

      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is made effective as of the 9th day of February, 2005, by and between American Commercial Lines LLC, a Delaware limited liability company, as the sole member (the "Member"), and Louisiana Dock Company LLC, a Delaware limited liability company (the "Company").

      1. Formation of the Company. The Member hereby ratifies the formation of the Company as a Delaware limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act"), effective as of the filing of the certificate of formation (the "Certificate") with the Delaware Secretary of State.

      2. Name of the Company. The name of the Company stated in the Certificate and the limited liability company governed by this Agreement is Louisiana Dock Company LLC.

      3. Purpose. This Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

      4. Registered Office; Registered Agent. The registered office of the Company in the State of Delaware is located at The Corporation Trust Center,
1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the Company at such address is The Corporation Trust Company.

      5. Membership Interests. The Company shall be authorized to issue one hundred (100) membership interests ("Membership Interests"), all of which shall be issued to the Member.

      6. No Certificates of Membership Interest. The Company shall maintain a written record setting forth the Member's full name, mailing address, and Membership Interests. No Certificates shall be issued to evidence Membership Interests in the Company. In no event may the Member assign, sell or otherwise convey a Membership Interest to a third party without the prior written consent of the Company.

      7. Capital Contributions by the Member. The Member shall not be obligated to make capital contributions to the Company, and the Membership Interests shall be nonassessable.
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      8.  Allocation  of Profits and Losses.  The  Company's  profits and losses shall be allocated entirely to the Member, and the Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Section 8 to the fullest extent permitted by Sections 704(b) and (c) of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

      9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Managers of the Company (the "Board of Managers").

      10. Appointment and Removal of Board of Managers. The business and affairs of the Company shall be managed by its Board of Managers. Subject to Section 13 hereof, the Managers shall have such rights and duties as are provided in the Act, and shall have the power and authority to delegate to the officers of the Company, if any, its rights and powers, or any portion thereof, to manage and control the business and affairs of the Company. All actions of the Board of Managers shall be taken by the consent or affirmative vote of a majority of the Board of Managers, with or without a meeting.

      The Board of Managers shall be composed of three (3) Managers. Managers shall be appointed by the affirmative vote of the Member. Each Manager shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Member in its sole discretion. The salaries or other compensation, if any, of the Managers shall be fixed by the Member. Any appointment pursuant to this Section 10 may be revoked at any time by the Member.

      11. Officers. The officers of the Company, if any, shall be appointed by the Board of Managers in its sole discretion. Unless such appointment provides otherwise, each officer so appointed shall have such powers and duties as are provided in the following:

      (a) President. The President shall be the Chief Executive Officer of the Company. Subject to the direction of the Board of Managers, the President shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company, and shall perform all duties incident to the office of a President in a corporation organized under the Delaware General Corporation Law. No person may hold the office of President, or act in place of the President in the case of absence or disability, unless such person is a citizen of the United States.

      (b) Vice Presidents. The powers, duties, and responsibilities of the Vice Presidents shall be fixed by the President, with the approval of the Board of Managers. A Vice President may be designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title.

      (c) Secretary. The Secretary shall attend all meetings of the members of the Company and record their proceedings, unless a temporary secretary be appointed. The Secretary shall give due notice, as required, of all meetings of the members of the Company,

                                       -2-
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shall keep, or cause to be kept, at a place or places  required by law, a record of the members and managers of the Company, giving the names and addresses of all such members and managers. The Secretary shall be the custodian of all records, contracts, leases, and other papers and documents of the Company, unless otherwise directed by the Board of Managers, and shall perform such other duties as the Board of Managers, or the President, may designate. In the case of
the  Secretary's   absence  or  incapacity,   the  President  may  designate  an
appropriate officer to perform the duties of Secretary.

      (d) Treasurer. The Treasurer shall receive, keep and disburse all moneys belonging to or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports thereof, shall keep a true record of expenses, losses, gains, assets, and liabilities of the Company, and shall perform such other duties in connection with the administration of the financial affairs of the Company as the Board of Managers, or the President, may designate. In the case of the Treasurer's absence or incapacity, the President may designate an appropriate officer to perform the duties of Treasurer.

      (e) Subordinate Officers. Each subordinate officer shall hold office for such period, have such authority, and perform such duties as the Board of Managers may prescribe. The Board of Managers may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

      Each such officer shall also have such additional powers and duties as from time to time may be conferred by the Board of Managers. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Board of Managers in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Board of Managers. Any appointment pursuant to this Section 11 may be revoked at any time by the Board of Managers.

      12. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, or any Vice President, and attested by the Secretary, or an Assistant Secretary, except where required or permitted by law to be otherwise signed, and except when the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company.

      13. Limitations on Authority. The authority of the Board of Managers over the conduct of the business and affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

      14. Indemnification. The Company shall, to the fullest extent authorized by the Act, indemnify and hold harmless any member, manager, officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the Company.

                                       -3-
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      15.  Dissolution.  The Company  shall  dissolve,  and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member to such effect; and (b) the entry of a decree of judicial dissolution under Section 802 of the Act.

      16. Consents. Any action that may be taken by the Member at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Member.

      17. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Member to such effect.

      18. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

                                    * * * * *

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      IN WITNESS WHEREOF,  the parties hereto have made this Agreement effective as of the date and year first written above.

                                            AMERICAN COMMERCIAL LINES LLC,
                                            AS SOLE MEMBER
ATTEST:

By: /s/ Lisa L. Fleming                     By: /s/ Mark R. Holden
   ---------------------------------            -------------------
As:   Secretary                             Name:   Mark R. Holden
                                            Title:  President and
                                                    Chief Executive Officer

                                            LOUISIANA DOCK COMPANY LLC

ATTEST:

By: /s/ Lisa L. Fleming                     By: /s/ Mark R. Holden
   ---------------------------------            -------------------
As:   Secretary                             Name:   Mark R. Holden
                                            Title:  President and
                                                    Chief Executive Officer